Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$6,243,150
Unrealized Gain (Loss) on Market Value of Futures	1,234,580
Dividend Income	45,440
Interest Income	116,068
ETF Transaction Fees	1,050
Total Income (Loss)	$7,640,288

Expenses
General Partner Management Fees	$51,695
Professional Fees	2,686
Brokerage Commissions	8,616
Non-interested Directors' Fees and Expenses	833
Prepaid Insurance Expense	484
Total Expenses	64,314
Expense Waiver	(2,279)
Net Expenses	$62,035
Net Income (Loss)	$7,578,253

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/19	$85,201,288
Additions (250,000 Shares)	4,747,987
Withdrawals (100,000 Shares)	(1,740,955)
Net Income (Loss)	7,578,253

Net Asset Value End of Month	$95,786,573
Net Asset Value Per Share (5,100,000 Shares)	$18.78

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596